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                                                                     EXHIBIT 3.7

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 TRINITY V, INC.

                                   ARTICLE I.

                                      Name

         The name of the corporation is Trinity V, Inc.

                                   ARTICLE II.

                           Registered Office and Agent

         The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III.

                                     Purpose

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV.

                            Authorized Capital Stock

         The total number of shares of stock which the corporation shall have authority to issue is Ten Thousand (10,000) shares of Common Stock, with a par value of one dollar ($1.00) per share.

                                   ARTICLE V.

                                Sole Incorporator

         The name and mailing address of the sole incorporator is:

                                 Terri Atteberry
                                 350 N. St. Paul
                               Dallas, Texas 75201

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                                   ARTICLE VI.

                                    Directors

         The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified are as follows:

                                   NAME               MAILING ADDRESS

                           W. Ray Wallace          2525 Stemmons Freeway Dallas,
                                                   Texas 75207

                           John T. Sanford         2525 Stemmons Freeway
                                                   Dallas, Texas 75207

                           F. Dean Phelps, Jr.     2525 Stemmons Freeway
                                                   Dallas, Texas 75207

                                  ARTICLE VII.

                                    Duration

         The corporation is to have a perpetual existence.

                                  ARTICLE VIII.

                                     Bylaws

         The Board of Directors of the corporation is expressly authorized to make, alter or repeal bylaws of the corporation, but the stockholders may make additional bylaws and may alter or repeal any bylaws whether adopted by them or otherwise.

                                   ARTICLE IX.

                             Liability of Directors

         No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under

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Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                                   ARTICLE X.

                          Written Ballots Not Required

         Election of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

                                   ARTICLE XI.

                           Denial of Cumulative Voting

         Cumulative voting in the election of directors or otherwise is hereby expressly prohibited. At each election of directors, each stockholder entitled to vote at such election shall be entitled to one vote for each share of capital stock owned by him; no stockholder shall be entitled to cumulate his votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares owned by such stockholder shall equal, or to distribute such votes on the same principle among any number of such candidates.

                                  ARTICLE XII.

                           Denial of Preemptive Rights

         No stockholder shall have any preemptive right to subscribe to an additional issue of stock or to any security which is convertible into or grants an option upon such stock, but such shares of stock or other securities convertible into or granting an option upon stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion the Board of Directors shall deem advisable.

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         THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly, I have hereunto set my hand this 14th day of March, 1996.

/s/ Terri Atteberry
---------------------------
Terri Atteberry

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * * *

         Trinity V, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of Trinity V, Inc. be amended by changing the Article I thereof so that, as amended, said Article shall be read as follows:

         "Article I: The name of the corporation is Trinity Marine Products,
Inc."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

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         IN WITNESS WHEREOF, said Trinity V, Inc. has caused this certificate to be signed by John T. Sanford, its Senior Vice President and attested by Neil O. Shoop, its Assistant Secretary, this 19th day of August, 1996.

                                            Trinity V, Inc.

                                            By:      /s/ John T. Sanford
                                                     ---------------------------
                                                     John T. Sanford
                                                     Senior Vice President

ATTEST:

/s/ Neil O. Shoop
---------------------------
Neil O. Shoop
Assistant Secretary